Exhibit 21

SUBSIDIARIES	JURISDICTION OF INCORPORATION OR ORGANIZATION

A&S Services Group, LLC	DE

A&S Kinard Logistics, LLC	DE

AR Management Services, Inc.	DE

Bee Line, Inc.	OH

Celadon E-Commerce, Inc.	DE

Celadon Mexicana, S.A. de C.V.	Mexico

Celadon Trucking Service, Inc.	NJ

Celadon Logistics Services, Inc.	DE

Celadon Canada, Inc.	Ontario, Canada

Celadon Canada Holdings, Limited	Ontario, Canada

Celadon International Corp.	DE

Celadon Realty, LLC	DE

Eagle Logistics Services Inc.	IN

Leasing Servicios, S.A. de C.V.	Mexico

Quality Business Services, LLC	IN

Quality Companies LLC	IN

Quality Drivers, LLC	IN

Quality Equipment Leasing, LLC	DE

Quality Insurance LLC	IN

Servicios Corporativos Jaguar, S.C.	Mexico

Servicios de Transportacion Jaguar, S.A. de C.V.	Mexico

Taylor Express, Inc.	NC

Transportation Services Insurance Company, Inc.	VT

Rock Leasing, Inc.	IN

Hyndman Transport (1972) Limited	Ontario, Canada

TCI Logistics, Inc.	NC

Osborn Transportation, Inc.	AL

Stinger Logistics, Inc.	OH

Strategic Leasing, Inc.	OH

Vorbas, LLC	OH

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